Castlight Health Announces First Quarter 2014 Results
Total Revenue of $8.4 Million, Up 339% Year Over Year
SAN FRANCISCO - May 7, 2014 - Castlight Health, Inc. (NYSE: CSLT), a pioneer of the Enterprise Healthcare Cloud, today announced results for its first quarter ended March 31, 2014.
“We had a very strong first quarter across our business,” said Giovanni Colella, M.D., co-founder and Chief Executive Officer, Castlight Health “Demand continues to grow from large enterprises interested in adopting Castlight’s Enterprise Healthcare Cloud platform to gain control over their healthcare spending. During the first quarter we added customers from diverse sectors, including large employers such as Comcast, Freescale Semiconductor and the State of Kansas.”
Colella continued, “Further, we executed 29 customer implementations during the first quarter, including successful launches for a number of Fortune 500 companies. This was nearly three times as many deployments as we had executed in any previous quarter, which gives us great confidence in our ability to meet the increasing demand that we are seeing in the market.”
Financial Performance for the Three Months Ended March 31, 2014

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Total revenue for the first quarter of 2014 was $8.4 million, an increase of 339% from the first quarter of 2013. Subscription revenue was $7.5 million, an increase of 329% on a year-over-year basis. Professional services revenue was $0.9 million, an increase of 443% compared with the same period last year.

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Gross margin for the first quarter of 2014 was 21.4%, compared to a gross loss of 70.8% in the first quarter of 2013. Non-GAAP gross margin for the first quarter of 2014 was 23.1% compared to a gross loss of 69.2% in the first quarter of 2013.

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Operating loss for the first quarter of 2014 was $24.3 million, compared to an operating loss of $11.5 million during the first quarter of 2013. Non-GAAP operating loss for the first quarter of 2014 was $19.3 million, compared to a non-GAAP operating loss of $11.1 million during the first quarter of 2013.

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Net loss per basic and diluted share was ($0.90) in the first quarter of 2014, compared to a loss of ($1.24) per share in the first quarter of 2013. The first quarter of 2014 non-GAAP loss per share was ($0.72), compared to a loss of ($1.19) per share in the first quarter of 2013. For both GAAP and non-GAAP purposes, the weighted average basic and diluted share count for the first quarter of 2014 was 27.0 million compared to 9.3 million in the first quarter of 2013.

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Total cash, cash equivalents and marketable securities were $239.7 million at the end of the first quarter of 2014, up from $67.2 million at the end of last quarter. The increase in cash was due to net proceeds of over $185 million from the company’s initial public offering. Cash used in operations for the first quarter of 2014 was $16.1 million, compared to $12.2 million used in operations in the first quarter of 2013.

A reconciliation of GAAP to non-GAAP results has been provided in this press release in the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures”.
Business Outlook
Q2 2014 Guidance: Revenue for the company’s second fiscal quarter is expected to be in the range of $9.3 million to $9.6 million, an increase of 300% to 313% year over year. Non-GAAP operating loss is expected to be in the range of ($20.0) million to ($20.5) million. Non-GAAP basic and diluted loss per share is expected to be in the range of ($0.22) to ($0.23) based on 90.0 million weighted average basic and diluted common shares outstanding.
Full Year 2014 Guidance: Revenue for the company’s full year 2014 is expected to be in the range of $40.0 million to $41.0 million, an increase of 208% to 216% year over year. Non-GAAP operating loss is expected to be in the range of ($75.5) million to ($76.9) million. Non-GAAP basic and diluted loss per share is expected to be in the range of ($1.01) to ($1.03) based on 75.0 million weighted average basic and diluted common shares outstanding.

For both the second quarter and the full year 2014, non-GAAP estimates exclude the effects of stock-based compensation expense and warrant expense.
Quarterly Conference Call
Castlight Health will host a conference call to discuss its first quarter results today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company's Investor Relations Web site at http://ir.castlighthealth.com. In addition, an archive of the audiocast can be accessed through the same link. Participants who choose to call in to the conference call can do so by dialing domestically 1-877-407-0789 or internationally at 1-201-689-8562. A replay will be available at 1-877-870-5176 or 1-858-384-5517, passcode 13580401, until midnight (Eastern Time) May 14, 2014.
About Castlight Health

Castlight Health (NYSE: CSLT) is a pioneer of the Enterprise Healthcare Cloud. Founded in 2008, San Francisco-based Castlight makes healthcare data actionable, empowering our enterprise customers to gain control over their healthcare spending and transforming how companies and employees engage in healthcare. With Castlight, employers can implement technology-enabled benefit designs, integrate disparate healthcare applications, and provide meaningful information to employees and their families. More than 100 companies, ranging from medium-sized businesses to Fortune 50 enterprises, have selected Castlight. For more information visit www.castlighthealth.com. Follow us on Twitter and LinkedIn and Like us on Facebook. Source: Castlight Health.
Non-GAAP Financial Measures
To supplement Castlight Health’s financial statements presented in accordance with generally accepted accounting principles (GAAP), we also use and provide investors and others with non-GAAP measures of certain components of financial performance, including non-GAAP gross margin (loss), non-GAAP operating expense, non-GAAP operating loss and non-GAAP net loss per share. These non-GAAP financial measures differ from GAAP financial measures in that they exclude stock-based compensation, expense for a warrant issued to a third party service provider and the associated tax impact of these items, where applicable.
We believe that these non-GAAP financial measures provide useful supplemental information to investors and others, facilitate the analysis of the company’s core operating results and comparison of operating results across reporting periods, and can help enhance overall understanding of the company’s historical financial performance.
We have provided a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure, except that we have not reconciled our non-GAAP operating loss and net loss per share guidance for the second quarter and full fiscal year of 2014 to comparable GAAP operating loss and net loss per share guidance because we do not provide guidance for share-based compensation expense and warrant expense, which are reconciling items between GAAP and non-GAAP operating loss. The factors that may impact our future share-based compensation expense and warrant expense are out of our control and/or cannot be reasonably predicted, and therefore we are unable to provide such guidance without unreasonable effort.
These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Castlight Health encourages investors and others to review the company’s financial information in its entirety and not rely on a single financial measure.

Safe Harbor For Forward-Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding Castlight Health’s first quarter and full year fiscal 2014 revenue projections, and our expectations for future performance of our business, market growth and business conditions. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (iv) our ability to manage our growth effectively; (v) our limited operating history, which makes it difficult to predict future results; (vi) the development of the market for enterprise healthcare cloud services; (vii) acceptance of our applications and services by customers; (viii) breaches in our security measures or unauthorized access to our customers’ data; and (ix) the fact that changes in sales may not be immediately reflected in our results due to our subscription model. Further information on risks that could affect Castlight Health’s results and/or cause actual results to vary from expectations is included in the prospectus for our initial public offering, filed with the Securities and Exchange Commission (SEC) on March 14, 2014. Further information on potential risks that could affect actual results will be included in other filings that Castlight Health makes with the SEC from time to time.
The forward-looking statements made in this press release represent Castlight Health’s expectations as of the date of this press release. We assume no obligation to, and do not intend to, update any such forward-looking statements after the date of this press release.
Copyright 2014 Castlight Health, Inc. Castlight Health is the registered trademark of Castlight Health Inc. Other company and product names may be trademarks of the respective companies with which they are associated.

CASTLIGHT HEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	As of
	March 31, 2014	December 31, 2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$180,067	$25,154
Marketable securities	39,314	42,017
Accounts receivable, net	6,315	5,065
Deferred commissions	2,894	3,648
Prepaid expenses and other current assets	2,683	1,583
Total current assets	231,273	77,467
Property and equipment, net	3,113	2,631
Marketable securities, noncurrent	20,313	—
Restricted cash, noncurrent	101	101
Deferred commissions, noncurrent	1,481	1,821
Other assets	108	1,497
Total assets	$256,389	$83,517
Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$3,318	$2,536
Accrued expenses and other current liabilities	4,927	4,998
Accrued compensation	5,394	8,064
Deferred revenue	12,574	6,925
Total current liabilities	26,213	22,523
Deferred revenue, noncurrent	5,585	4,548
Other liabilities, noncurrent	345	373
Total liabilities	32,143	27,444
Commitments and contingencies
Convertible preferred stock	—	180,423
Stockholders’ equity (deficit)	224,246	(124,350)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$256,389	$83,517

CASTLIGHT HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2014	2013
Revenue:
Subscription	$7,463	$1,739
Professional services	913	168
Total revenue	8,376	1,907
Cost of revenue:
Cost of subscription (1)	2,712	1,204
Cost of professional services (1)	3,871	2,053
Total cost of revenue	6,583	3,257
Gross profit (loss)	1,793	(1,350)
Operating expenses:
Sales and marketing (1)	16,560	5,765
Research and development (1)	5,527	2,908
General and administrative (1)	4,010	1,460
Total operating expenses	26,097	10,133
Operating loss	(24,304)	(11,483)
Other income, net	23	50
Net loss	$(24,281)	$(11,433)
Net loss per share, basic and diluted	$(0.90)	$(1.24)
Weighted-average shares used to compute basic and diluted net loss per share	26,970	9,255
_______________________

(1)	Includes stock-based compensation expense as follows:

	Three Months Ended March 31,
	2014	2013
Cost of revenue:
Cost of subscription	$4	$1
Cost of professional services	140	29
Sales and marketing	1,174	183
Research and development	421	49
General and administrative	814	116

CASTLIGHT HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Three Months Ended March 31,
	2014	2013
Operating activities:
Net loss	$(24,281)	$(11,433)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	282	100
Stock-based compensation	2,553	378
Amortization of deferred commissions	1,376	129
Accretion and amortization of marketable securities	124	228
Expense related to warrant	2,429	—
Changes in operating assets and liabilities:
Accounts receivable	(1,250)	25
Deferred commissions	(282)	(567)
Prepaid expenses and other assets	(1,081)	(100)
Accounts payable	759	(570)
Accrued expenses and other liabilities	(3,376)	(1,297)
Deferred revenue	6,686	953
Net cash used in operating activities	(16,061)	(12,154)
Investing activities:
Purchase of property and equipment, net	(656)	(710)
Purchase of marketable securities	(35,733)	(8,098)
Sales of marketable securities	13,000	5,000
Maturities of marketable securities	5,000	5,000
Net cash (used in) provided by investing activities	(18,389)	1,192
Financing activities:
Proceeds from the exercise of stock options	1,522	46
Net proceeds from initial public offering	187,841	—
Net cash provided by financing activities	189,363	46

Net increase (decrease) in cash and cash equivalents	154,913	(10,916)
Cash and cash equivalents at beginning of period	25,154	42,534
Cash and cash equivalents at end of period	$180,067	$31,618

CASTLIGHT HEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2014	2013	2013
Gross profit (loss):
GAAP gross profit subscription	$4,751	$2,543	$535
GAAP gross margin subscription	63.7%	55.1%	30.8%
Stock-based compensation expense included in cost of revenue subscription	4	3	1
Non-GAAP gross profit subscription	$4,755	$2,546	$536
Non-GAAP gross margin subscription	63.7%	55.2%	30.8%

GAAP gross loss professional services	$(2,958)	$(2,790)	$(1,885)
GAAP gross loss percentage professional services	(324)%	(540)%	(1,122)%
Stock-based compensation expense included in cost of revenue professional services	140	35	29
Non-GAAP gross loss professional services	$(2,818)	$(2,755)	$(1,856)
Non-GAAP gross loss percentage professional services	(309)%	(533)%	(1,105)%

GAAP gross profit (loss)	$1,793	$(247)	$(1,350)
GAAP gross margin (loss percentage)	21.4%	(4.8)%	(70.8)%
Impact of non-GAAP adjustments	144	38	30
Non-GAAP gross profit (loss)	$1,937	$(209)	$(1,320)
Non-GAAP gross margin (loss percentage)	23.1%	(4.1)%	(69.2)%

Operating expense:
GAAP sales and marketing	$16,560	$12,163	$5,765
Expense related to warrant	(2,429)	(135)	—
Stock-based compensation expense included in sales and marketing	(1,174)	(336)	(183)
Non-GAAP sales and marketing	$12,957	$11,692	$5,582

GAAP research and development	$5,527	$4,557	$2,908
Stock-based compensation expense included in research and development	(421)	(395)	(49)
Non-GAAP research and development	$5,106	$4,162	$2,859

GAAP general and administrative	$4,010	$3,035	$1,460
Stock-based compensation expense included in general and administrative	(814)	(285)	(116)
Non-GAAP general and administrative	$3,196	$2,750	$1,344

GAAP operating expense	$26,097	$19,755	$10,133
Impact of non-GAAP adjustments	(4,838)	(1,151)	(348)
Non-GAAP operating expense	$21,259	$18,604	$9,785

Operating loss:
GAAP operating loss	$(24,304)	$(20,002)	$(11,483)
Impact of non-GAAP adjustments	4,982	1,189	378
Non-GAAP operating loss	$(19,322)	$(18,813)	$(11,105)

Net loss:
GAAP net loss	$(24,281)	$(19,973)	$(11,433)
Total pre-tax impact of non-GAAP adjustments	4,982	1,189	378
Income tax impact of non-GAAP adjustments	—	—	—
Non-GAAP net loss	$(19,299)	$(18,784)	$(11,055)

Basic and Diluted net income per share
GAAP	$(0.90)	$(1.90)	$(1.24)
Non-GAAP	$(0.72)	$(1.79)	$(1.19)

Shares used in basic and diluted net loss per share computation	26,970	10,522	9,255

Contacts
Castlight Health, Inc.
Investor Contact:
Kristin Baker Spohn
ir@castlighthealth.com
415-829-1505

Media Contact:
Lorie Fiber
press@castlighthealth.com
646-318-0575